Exhibit 99.1
Bill Wheat, CFO
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
January 19, 2006
D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS A 29% INCREASE IN FISCAL YEAR 2006 FIRST QUARTER NET INCOME AND A 30% INCREASE IN SALES ORDER BACKLOG
First Quarter Highlights
•	Net income increased 29% to $310.1 million

•	Diluted earnings per share increased 29% to $0.98 per share

•	Sales order backlog increased 30% to $6.2 billion (20,816 homes)

•	Net sales orders (dollars) increased 19% to $3.2 billion

•	Net sales orders (homes) increased 16% to 11,463 homes

•	Consolidated revenue increased 15% to $2.9 billion

•	Homebuilding operating margin improved 180 basis points to 16.9%

•	Stockholders’ equity increased 34% to $5.6 billion

•	Homebuilding debt to total capitalization (net of cash) improved 110 basis points to 42.3%

•	Quarterly cash dividend payment increased by 50% to $.09 per share
     FORT WORTH, TEXAS – D.R. Horton, Inc., America’s Builder (NYSE:DHI), the largest homebuilder in the United States, Thursday (January 19, 2006), reported that net income for its first fiscal quarter ended December 31, 2005 increased 29% to $310.1 million ($0.98 per diluted share), compared to $241.0 million ($0.76 per diluted share) for the quarter ended December 31, 2004. First quarter homebuilding revenue increased 15% to $2.8 billion (9,891 homes closed) from $2.5 billion (9,680 homes closed) in the year ago quarter.
     The Company’s sales order backlog at December 31, 2005 was a first quarter record $6.2 billion (20,816 homes), an increase of 30% from $4.8 billion (17,405 homes) a year ago. As previously reported, net sales orders for the quarter increased 19% to $3.2 billion (11,463 homes) from $2.7 billion (9,901 homes) for the same quarter last year.

     For fiscal year 2006, the Company continues to expect to close approximately 58,000 homes and generate consolidated revenues in excess of $15.5 billion. The Company is raising its diluted earnings per share guidance for fiscal year 2006 to be in the range of $5.25 to $5.35 (based on approximately 320 million diluted shares). The Company expects diluted earnings per share for the quarter ending March 31, 2006 to be in the range of $1.05 to $1.10 (based on approximately 319 million diluted shares).
     The Company will host a conference call on Thursday, January 19, 2006 at 10:00 a.m. EST. The dial-in number is 800-374-9096, and the call will also be webcast from www.DRHORTON.com on the “Investor Relations” page.
     Donald R. Horton, Chairman of the Board, said, “We are very pleased with the Company’s first quarter performance, where again we grew our net income at a faster pace than our revenues. The Company’s continued double-digit sales momentum and our first quarter record $6.2 billion backlog provide a solid foundation for achieving our 29th consecutive year of record revenues and earnings in fiscal year 2006.”
     D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 51,000 homes in its fiscal year ended September 30, 2005. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 77 markets in 26 states in the Mid-Atlantic, Midwest, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.
     Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to (i) the Company’s expectation of 58,000 homes closed and total revenues in excess of $15.5 billion in fiscal year 2006, (ii) the Company’s expectation of fiscal year 2006 diluted earnings per share in the range of $5.25 to $5.35, (iii) the Company’s expectation of diluted earnings per share for the quarter ending March 31, 2006 to be in the range of $1.05 to $1.10 and (iv) the Company’s expectation that its continued double-digit sales momentum and first quarter record $6.2 billion backlog provide a solid foundation for achieving its 29th consecutive year of record revenues and earnings in fiscal year 2006. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate or other conditions; changes in interest rates, the availability of mortgage financing or increases in the costs of owning a home; governmental regulations and environmental matters; the Company's substantial debt; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to successfully effect its growth strategies; and warranty and product liability claims. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, which is filed with the Securities and Exchange Commission.
WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended
	December 31,
	2004	2005
	(In millions, except per share amounts)
Homebuilding:
Revenues:
Home sales	$2,449.1	$2,789.1
Land/lot sales	25.0	52.7

	2,474.1	2,841.8

Cost of sales:
Home sales	1,831.5	2,017.1
Land/lot sales	15.6	19.3

	1,847.1	2,036.4

Gross profit:
Home sales	617.6	772.0
Land/lot sales	9.4	33.4

	627.0	805.4

Selling, general and administrative expense	257.7	325.7
Interest expense	—	4.5
Other (income)	(4.9)	(4.9)

Operating income from Homebuilding	374.2	480.1

Financial Services:
Revenues	46.0	61.3
General and administrative expense	32.7	47.3
Interest expense	2.4	8.2
Other (income)	(6.7)	(14.2)

Operating income from Financial Services	17.6	20.0

Income before income taxes	391.8	500.1
Provision for income taxes	150.8	190.0

Net income	$241.0	$310.1

Basic:
Net income per share	$0.77	$0.99

Weighted average number of common shares*	311.3	312.9

Diluted:
Net income per share	$0.76	$0.98

Weighted average number of common shares*	317.0	317.6

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$42.9	$43.8

Depreciation and amortization	$14.0	$12.7

Interest incurred	$60.9	$81.8

*	reflects the four-for-three stock split of March 2005

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

As of
December 31, 2005
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$182.5
Inventories:
Construction in progress and finished homes	3,564.8
Residential land and lots — developed and under development	6,274.5
Land held for development	60.9
Consolidated land inventory not owned	173.9

10,074.1
Property and equipment (net)	112.9
Earnest money deposits and other assets	812.1
Goodwill	578.9

11,760.5

Financial Services:
Cash and cash equivalents	42.7
Mortgage loans held for sale	907.1
Other assets	103.0

1,052.8

$12,813.3

LIABILITIES
Homebuilding:
Accounts payable	$765.5
Accrued expenses and other liabilities	1,123.9
Notes payable	4,300.0

6,189.4

Financial Services:
Accounts payable and other liabilities	20.3
Notes payable	814.7

835.0

7,024.4

Minority interests	176.0

STOCKHOLDERS’ EQUITY
Common stock	3.2
Additional capital	1,632.2
Retained earnings	4,073.2
Treasury stock (at cost)	(95.7)

5,612.9

$12,813.3

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three Months Ended December 31,
	2004		2005
	Homes	$’s	Homes	$’s
Mid-Atlantic	1,037	$276.9	1,111	$289.5
Midwest	429	124.8	558	156.4
Southeast	1,759	410.6	1,820	479.5
Southwest	3,938	738.8	4,783	1,014.3
West	2,738	1,104.6	3,191	1,227.1

	9,901	$2,655.7	11,463	$3,166.8

HOMES CLOSED

	Three Months Ended December 31,
	2004		2005
	Homes	$’s	Homes	$’s
Mid-Atlantic	833	$208.6	958	$260.7
Midwest	419	111.5	509	136.7
Southeast	1,394	306.2	1,581	392.2
Southwest	4,104	705.0	3,689	745.5
West	2,930	1,117.8	3,154	1,254.0

	9,680	$2,449.1	9,891	$2,789.1

SALES ORDER BACKLOG

	As of December 31,
	2004		2005
	Homes	$’s	Homes	$’s
Mid-Atlantic	1,944	$560.5	2,669	$776.6
Midwest	871	283.1	1,410	422.0
Southeast	3,352	802.9	3,375	995.7
Southwest	6,466	1,229.1	8,367	1,933.7
West	4,772	1,899.6	4,995	2,085.0

	17,405	$4,775.2	20,816	$6,213.0